Exhibit 10.50
March 24, 2008
Francis M. Corby, Jr.
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
     Re: Letter Agreement

Dear Fran:
     As you are aware, the Board of Directors of Exide Technologies (the “Company”) agreed to amend in the terms of your vested stock options (the “Vested Options”) granted pursuant to stock option award agreements dated March 1, 2006. These amendments will be documented by this letter agreement and will extend the exercise period for your Vested Options from three (3) months to one (1) year after the March 31, 2008 expiration of your employment with the Company. In exchange for the extension of these exercise periods, you agree to provide the Company with up to fifty (50) hours of consulting services for the period April 1, 2008 through March 31, 2009 without remuneration therefor. The Company will reimburse you for any reasonable travel or other expenses incurred in providing such consulting services; provided that you are able to produce reasonable documentation evidencing such expenses.
Sincerely,

/s/ Gordon A. Ulsh
Gordon A. Ulsh
President & CEO

By my signature below, I hereby acknowledge and agree to the terms of this agreement

/s/ Francis M. Corby, Jr.
Francis M. Corby, Jr.